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                                                                 EXHIBIT 23.1(b)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-8 Registration Statements Number 333-62053, 333-62049, 333-84207, and 333-105687 of CFS Bancorp, Inc. of our report dated March 11, 2005 on the consolidated financial statements of CFS Bancorp, Inc. as of December 31, 2004 and the year then ended as included in the registrant's annual report on Form 10-K, and of our report dated April 14, 2005 on CFS Bancorp, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 as included in the registrant's amended annual report on Form 10-K/A.



                                           /s/ Crowe Chizek and Company LLC
                                           -------------------------------------
                                           Crowe Chizek and Company LLC

Oak Brook, Illinois
August 1, 2005